Exhibit 99.1

EXECUTION VERSION

INVESTORS AGREEMENT

This INVESTORS AGREEMENT is made and entered into as of December 19, 2012 (the “Agreement”) by and among Accuride Corporation, a Delaware corporation (the “Company”), each of the parties listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”) and Robert E. Davis, in his individual capacity and as a member of the Investors (the “Investor Director”).  The Company, the Investors and the Investor Director are referred to herein as the “Parties.”

WHEREAS, the Investors beneficially own the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) listed on Exhibit A hereto;

WHEREAS, the Company and the Investors have reached an agreement with respect to certain matters related to the appointment of the Investor Director to the board of directors of the Company (the “Board”), the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”), and certain other matters, as provided in this Agreement;

WHEREAS, Company’s Board of Directors (the “Board”) has considered the qualifications of Robert E. Davis and, subject to completion of the Company’s customary background check, conducted such review as they have deemed appropriate, including as to reviewing materials provided by Mr. Davis and the Investors and the answers to the questionnaire provided at Exhibit B hereto; and

WHEREAS the Board has determined, subject to completion of the Company’s customary background check, that it is in the best interests of the Company to appoint Mr. Davis to the Board on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1.                                           Board of Directors Matters.

(a)                                 The Investors and the Company hereby acknowledge and agree that:

(i)                                     Subject to satisfactory completion of the Company’s customary background check (which shall be completed no later than December 26, 2012), effective on a date to be mutually agreed between the Parties before January 31, 2013 (or such later date as may be mutually agreed in writing by the Parties) (the “Appointment Date”), the Investor Director, or such other replacement as may be designated by the Investors as provided herein, shall be appointed to serve as a director on the Board.  If requested, the Investor Director will consider service on the Compensation Committee of the Board.

(ii)                                  The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) will recommend for nomination and the Board will nominate the Investor Director for election at the 2013 Annual Meeting and solicit proxies from the Company’s stockholders for the election of the Investor Director at the 2013 Annual Meeting, and otherwise support the Investor Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.

(iii)                               As a condition to the Investor Director’s appointment to the Board and election as a director of the Company at the Company’s 2013 Annual Meeting, the Investors, including the Investor Director, agree to provide to the Company information required to be or customarily disclosed for directors, candidates for directors and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and such other information as reasonably requested by the Company from time to time with respect to the Investors and the Investor Director, in form and substance substantially similar to the questionnaire provided at Exhibit B.

(iv)                              To the extent an Investor Director resigns for any reason (other than pursuant to Section 6 hereof), is unable to serve, or is otherwise deemed ineligible to serve as the Investor Director prior to the Appointment Date, the Investors shall be entitled to designate, for consideration by the Nominating Committee as a replacement for the Investor Director, an individual who (A) qualifies as an “Independent Director” under the rules of the New York Stock Exchange, (B) satisfies the Director Qualification Standards included in the Company’s Corporate Governance Guidelines, and (C) is qualified to serve as a director under the Delaware General Corporation Law (the “DGCL”).  The Nominating Committee, in good faith and consistent with its fiduciary duties, shall consider such candidate within ten (10) business days after a completed customary director’s and officer’s questionnaire and background check has been received by the Nominating Committee, and the Board shall appoint such candidate approved by the Nominating Committee within five (5) business days (any such replacement director appointed in accordance with the provisions of this Section 1(a)(iv) shall be referred to as the “Investor Director” for the purposes of this Agreement and shall execute and deliver a joinder to this Agreement in such capacity).  In the event the Nominating Committee shall decline to recommend any particular candidate designated by the Investors, the Investors may propose one or more replacement designees, subject to the above criteria.

(v)                                 The Investor Director agrees to act as the Investor Director on the terms and conditions of this Agreement and to serve as a director on the Board and further consents to be named as a nominee in the Company’s proxy statement for the 2013 Annual Meeting.  The Investor Director acknowledges that he has received and reviewed the policies and guidelines of the Board and the Company generally applicable to directors (including, without limitation, regarding confidentiality, conflicts of interest, trading and disclosure and other governance matters), copies of which have been previously provided to the Investor Director.

Section 2.                                           2013 Annual Meeting.

(a)                                 At the 2013 Annual Meeting, the Investors agree to publicly support and to appear in person or by proxy and vote all shares of Common Stock beneficially owned by each Investor in favor of (i) the election of the director nominees, including the Investor

Director, recommended by the Board and named in the Company’s proxy statement to be mailed to the Company’s stockholders in advance of the 2013 Annual Meeting (the “2013 Nominees”), and (ii) the approval of the Company’s Amended and Restated Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent, as amended in accordance with Section 5 (as so amended, the “Rights Agreement”).

(b)                                 Each Investor agrees, within five business days after receipt, to execute and deliver to the Company, or cause to be executed and delivered to the Company, the proxy card sent to the Investors by the Company in connection with the 2013 Annual Meeting directing that the shares of Common Stock beneficially owned by such Investor, as of the applicable record date, be voted in accordance with Section 2(a).

Section 3.                                           Standstill.

(a)                                 Each Investor agrees that, from the date of this Agreement until the expiration of the Standstill Period, neither it nor any of its controlled Affiliates will, and it will cause each of its controlled Affiliates not to, directly or indirectly, in any manner, acting alone or in concert with others:

(i)                                     acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, record or beneficial ownership of (A) all or any material portion of the assets or business of the Company or (B) any capital stock of the Company representing in the aggregate (amongst the Investors and their controlled Affiliates) in excess of the greater of (1) 19.99% of the voting power of the Company’s then outstanding capital stock or (2) the maximum percentage of the Company’s then outstanding capital stock that may be acquired by a Person without causing such Person to be deemed to be an Acquiring Person (as defined in the Rights Agreement) under the Rights Agreement, as the same may be amended, modified, extended, supplemented or replaced from time to time (the “Maximum Ownership Percentage”); provided, that, in the event the Rights Agreement is terminated or otherwise expires in accordance with its terms, the Maximum Ownership Percentage shall be deemed to be fixed and calculated as of immediately prior to such termination or expiration for all purposes of this Agreement;

(ii)                                  seek, propose, solicit, assist or endorse any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of all or any material portion of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, whether or not any such transaction involves a change of control of the Company;

(iii)                               submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(iv)                              engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock or other voting securities or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board with respect to the matters contemplated by Section 2(a);

(v)                                 form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act (other than with controlled Affiliates of the Investors) with respect to the Common Stock or other voting securities of the Company or deposit any shares of Common Stock or other voting securities of the Company in a voting trust or similar arrangement or subject any shares of Common Stock or other voting  securities of the Company to any voting agreement or pooling arrangement, other than to the extent such a group may be deemed to result with the Company or any of its controlled Affiliates as a result of this Agreement;

(vi)                              vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board at the 2013 Annual Meeting;

(vii)                           except as specifically provided in Section 1 and Section 2 of this Agreement, seek to place a representative or other controlled Affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(viii)                        disclose publicly any intention, plan or arrangement inconsistent with the foregoing;

(ix)                              take any action challenging the validity or enforceability of any provisions of this Section 3(a);

(x)                                 publicly request that the Company amend or waive any provision of this Section 3(a); or

(xi)                              enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or solicit or knowingly encourage any person to undertake any of the foregoing activities;

provided, however, that nothing in this Section 3(a) or elsewhere in this Agreement shall (A) prohibit the Investor Director, acting in his fiduciary capacity as a director of the Company, from (1) taking any action or making any statement at any meeting of the Board or of any committee thereof, or (2) making any statement to the Chief Executive Officer, the Chief Financial Officer or any other director of the Company in his capacity as a director; or (B) prohibit the Investor Director, acting in his fiduciary capacity as a director of the Company, from making any statement or disclosure determined (on advice of outside legal counsel) to be required under the federal securities laws or other applicable laws.

(b)                                 Notwithstanding the provisions of Section 3(a), (i) the Investors shall be permitted to engage in non-public discussions with the Board regarding one or more transactions that would otherwise be prohibited by Sections 3(a)(i) or 3(a)(ii) so long as such discussions would not reasonably be expected to result in public disclosure by the Company or the Investors under applicable law; (ii) if any person other than the Investors or its controlled Affiliates commences (within the meaning of Rule 14d-2(a) under the Exchange Act) a tender offer or exchange offer for the Common Stock of the Company that, if consummated, would result in a change of control of the Company and the Board does not recommend that the stockholders of the Company reject such tender offer or exchange offer by no later than 10 business days from the date of commencement thereof, then the Investors shall be permitted to take one or more of the actions that would otherwise be prohibited by Sections 3(a)(i), 3(a)(ii), 3(a)(v), 3(a)(viii) or 3(a)(xi) during the pendency of, and for the period of 90 days following the consummation, withdrawal or expiration of, such tender offer, exchange offer; and (iii) if the Board formally resolves to pursue a process to explore strategic alternatives, including a transaction or series of transactions that would result in a change of control of the Company, the Investors shall be permitted to participate in such strategic alternatives process on substantially the same terms and conditions generally applicable to the other participants in such strategic alternatives process (including, if applicable, the requirement to enter into a customary confidential and standstill agreement in connection therewith, and recognizing that the Board shall have full discretion to discontinue such strategic alternatives process for any reason at any time).

(c)                                  As used in this Agreement:

(i)                                     the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(ii)                                  the term “Standstill Period” shall mean the period commencing upon the date of this Agreement, and ending on the earliest to occur of (A) the date that is ten business days prior to the deadline established pursuant to the Company’s bylaws for the submission of stockholder nominations for the Company’s 2014 annual meeting of stockholders (the “2014 Nomination Deadline”) or (B) such date, if any, as the Company has breached in any material respect any of its representations, warranties, commitments or obligations set forth in this Agreement and such breach has not been cured within 15 days following written notice of such breach so long as such breach is curable; and

(iii)                               the terms “beneficial owner” and “beneficial ownership” of shares shall include: (A) “beneficial owners” and shares “beneficially owned” within the meaning afforded such term by Rule 13d-3 promulgated under the Exchange Act, (B) “owners” and shares “owned” within the meaning of DGCL Section 203 and (C) persons beneficially owning any interest afforded by any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by a person, the purpose or effect of which is to give such person economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company (“Synthetic Equity Interests”) without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Investor may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions.

Section 4.                                           Delaware Section 203.

(a)                                 The Board has taken the necessary actions such that the restrictions on business combinations contained in DGCL Section 203 will not apply to the Investors and their respective Affiliates and Associates (as defined in DGCL Section 203) solely by virtue of an acquisition of beneficial ownership of shares of the Company’s capital stock by the Investors and their respective Affiliates and Associates (collectively) up to the Maximum Ownership Percentage and none of the Investors or any of their respective Affiliates and Associates shall be deemed to be an “interested stockholder” (as defined in and contemplated by Section 203(c)(5) of the DGCL) solely as a result of the foregoing acquisition of shares (the “Section 203 Approval”).  Notwithstanding the foregoing, from and after such time as the Investors no longer have collective beneficial ownership of at least 15% in voting power of the Company’s then-outstanding capital stock by virtue of having made a disposition, the Section 203 Approval shall not be applicable to any subsequent acquisitions of the Company’s capital stock by the Investors and their respective Affiliates and Associates that would result in such persons having beneficial ownership of 15% or more in voting power of the Company’s capital stock.  Each Investor hereby acknowledges and agrees that the Section 203 Approval is limited in accordance with the terms of the Board resolutions, and is effective only to the extent of such limitation, as set forth above, and that Section 203 (and the restrictions on business combinations contained therein) shall otherwise apply to the Investors and their Affiliates and Associates and shall apply as a matter of contract pursuant to this Agreement.

(b)                                 If any of the Investors or any of their respective Affiliates and Associates shall obtain beneficial ownership of a number of shares of the Company’s capital stock with the effect of increasing the aggregate beneficial ownership of shares of the Company’s capital stock held by the Investors and their Affiliates and Associates collectively to an amount greater than the Maximum Ownership Percentage, in each case, without prior approval of the Board, then the parties agree that the transaction which resulted in the Investors and their Affiliates and Associates collectively exceeding the Maximum Ownership Percentage (the “Interested Stockholder Transaction”) shall be treated as if it were a transaction resulting in such parties becoming “interested stockholders” for purposes of Section 203 of the DGCL and the Investors and their Affiliates and Associates shall thereafter be restricted from engaging and shall not engage in any “business combination” (as defined in Section 203 of the DGCL) with the Company for a period of three (3) years following the Interested Stockholder Transaction as if the restrictions on business combinations contained in Section 203 of the DGCL applied to the Investors and their Affiliates and Associates as “interested stockholders” for purposes of Section 203 of the DGCL during such period unless one of the exceptions set forth in Section 203 of the DGCL applies with respect to the Interested Stockholder Transaction or business combination.

Section 5.                                           Amendment to Restated Rights Plan.  Substantially concurrently with the execution and delivery of this Agreement, the Company agrees to enter into the Amendment to Amended and Restated Rights Agreement, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, in substantially the form attached as Exhibit C hereto, pursuant to which the expiration date of the Rights Plan shall be amended to be no later than April 30, 2014.

Section 6.                                           Resignation Letter.  As a condition to commencement of his term on the Board (or nomination therefor), the Investor Director shall provide to the Company an irrevocable letter of resignation, effective upon the earlier of (a) such time, prior to the Company’s 2014 annual meeting of stockholders, as the aggregate beneficial ownership of the Common Stock by the Investors (net of any Short Interests (as defined below)), shall be less than ten (10%) percent, and (b) 15 days after written notice of a material breach by any Investor of this Agreement is provided to the breaching Investor by the Company (unless such breach is cured within such 15-day period).  The Investors shall provide notice to the Company within three business days if the aggregate beneficial ownership of the Common Stock by the Investors (net of any Short Interests) shall be less than the level described in clause (a) above.  For purposes of this Agreement, “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, whether by means of derivatives or otherwise, by any Investor, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company by, including but not limited to “short” positions in shares of common stock, “long” puts, “short” calls, “short” forward or swap positions, manage the risk of share price changes for, or increase or decrease the voting power of, such Investor with respect to the shares of any class or series of the Company, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company.

Section 7.                                           Confidentiality.  The Investors acknowledge and agree that, in his capacity as a director, the Investor Director will obtain and have access to, whether through board meetings, board deliberations or discussions among or between directors, Company employees or agents, confidential, proprietary or competitively sensitive information concerning the Company and its subsidiaries (“Confidential Information”).  Confidential Information will not include information that is or was (i) in the public domain or was or becomes generally available to the public other than as a result of disclosure by (x) the Investors, the Investor Director or their respective counsel or (y) any other person known by the Investors or the Investor Director after reasonable inquiry to be prohibited from transmitting the information to the public by a contractual, legal, fiduciary or other binding obligation with or to the Company, (ii) independently acquired by any of the Investors or the Investor Director or their respective counsel without violating any of their obligations under this Agreement or under any other contractual, legal, fiduciary or other binding obligation with or to the Company, (iii) was available, or becomes available, to any of the Investors, the Investor Director or their respective counsel on a non-confidential basis other than as a result of its disclosure to an Investor or the Investor Director by the Company or any representative of the Company, but only if the source of such information is not prohibited from transmitting the information to the Investors or the Investor Director or their respective counsel by a contractual, legal, fiduciary or other binding obligation with or to the Company.  Except as otherwise provided in any confidentiality agreement with the Company to which the Investors are or become a party, the Investors acknowledge and agree that the Investor Director shall be prohibited under the Company’s policies regarding confidentiality from disclosing any such Confidential Information to the Investors.  Each Investor acknowledges that it is aware that (a) any such Confidential Information contains or may itself be material, non-public information concerning the Company and (b) the United States securities laws prohibit any person who has received material, non-public information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other persons under circumstances in which it is reasonably foreseeable that such person is likely to purchaser or sell such securities.

Section 8.                                           Compensation.  Investor Director shall be compensated for his service as a director and shall be reimbursed for his expenses on the same basis as all other non-employee directors of the Company and shall be eligible to be granted equity-based compensation on the same basis as all other non-employee directors of the Company.

Section 9.                                           Indemnification and Insurance.  Investor Director shall be entitled to the same rights of indemnification as the other directors of the Company as such rights may exist from time to time.  The Company shall, promptly after the Appointment Date, take such action, if any, as may be necessary to add Investor Director to the Company’s directors’ and officers’ liability insurance policy as insured persons thereunder.

Section 10.                                    Representations and Warranties of the Company.  The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws or any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 11.                                    Representations and Warranties of the Investors.  Each Investor, on behalf of itself, represents and warrants to the Company that (a) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (b) such Investor has the authority to execute the Agreement, and to bind such Investor to the terms hereof and (c) the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

Section 12.                                    Mutual Non-Disparagement.

(a)                                 Each Investor agrees that, prior to the expiration of the Standstill Period, neither it nor any of its controlled Affiliates will, and it will cause each of its controlled Affiliates not to, directly or indirectly, in any capacity or manner, make any public communication or statement, that would reasonably be construed to (i) be derogatory or critical of, or negative toward, the Company or any of its directors, officers, or employees (collectively, the “Company Representatives”), or (ii) malign, harm, disparage, defame or damage the reputation or good name of the Company, its business or any of the Company Representatives; provided, that clause (i) above shall not prohibit the Investors and their controlled Affiliates from engaging in non-public communications with the Company, any Company Representative, any other Investor or any of their respective controlled Affiliates or any director, officer, employee or partner of any Investor.

(b)                                 The Company hereby agrees that, prior to the expiration of the Standstill Period, neither it nor any of its controlled Affiliates will, and it will cause each of its controlled Affiliates not to, directly or indirectly, in any capacity or manner, make any public communication or statement, that would reasonably be construed to (i) be derogatory or critical of, or negative toward, any Investor or (ii) malign, harm, disparage, defame or damage the reputation or good name of any Investor; provided that clause (i) above shall not prohibit the Company from engaging in non-public communications with any Company Representative.

(c)                                  Notwithstanding the foregoing, nothing in this Section 12 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws or legal process.

Section 13.                                    Public Announcements.  Promptly following the execution of this Agreement, the Company and the Investors shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this Agreement, substantially in the form attached hereto as Exhibit D.  Prior to the issuance of the Mutual Press Release, neither the Company nor the Investors shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party.

Section 14.                                    Specific Performance.  Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages.  It is accordingly agreed that the Investors or any

Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 15.                                    Notice.  Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Company:

Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715
Attention: General Counsel
Tel: 812-962-5068
Fax: 812-962-5429
Email: smartin@accuridecorp.com

with a copy to:

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, Illinois 60610
Attention: Bradley C. Faris
Tel: 312-876-6514
Fax: 312-993-9767
Email: bradley.faris@lw.com

If to an Investor, to the applicable address indicated on the signature pages attached hereto, with a copy to:

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Attention: Shon Glusky and Louis Lehot
Telephone: (212) 634-3060 or (212) 634-3028
Email: sglusky@sheppardmullin.com and llehot@sheppardmullin.com

Section 16.                                    Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles thereof.

Section 17.                                    Exclusive Jurisdiction.  Each Party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the state courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if said Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than as specified in clause (iii) of this Section 17.  The Parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

Section 18.                                    Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

Section 19.                                    Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof.

Section 20.                                    Receipt of Adequate Information; No Reliance; Representation by Counsel.  Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement.  Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived.  The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 21.                                    Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.  The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 22.                                    Amendment.  This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the Parties.

Section 23.                                    Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other Parties.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

Section 24.                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.

Accuride Corporation

By:	Richard F. Dauch
Name: Richard F. Dauch
Title: President and Chief Executive Officer

Investors:

Cetus Capital, LLC

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Fund III, L.P.

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Associates III, L.L.C.

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Cetus Capital II, LLC

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Fund IV, L.P.

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Associates IV, L.L.C.

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Opportunities Master Fund LP

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

SG Distressed Fund, LP

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

Littlejohn Opportunities GP LLC

By:

By:	/s/ Robert E. Davis
	Name:	Robert E. Davis
	Title:	Managing Director

/s/ Robert E. Davis
Robert E. Davis

/s/ Richard E. Maybaum
Richard E. Maybaum

EXHIBIT A

Investor	Shares of Common Stock Beneficially Owned
Robert E. Davis	74,365
Richard E. Maybaum	8,650
Cetus Capital, LLC	2,742,223
Littlejohn Fund III, L.P.	2,742,223
Littlejohn Associates III, L.L.C.	2,742,223
Cetus Capital II, LLC	3,058,188
Littlejohn Fund IV, L.P.	3,058,188
Littlejohn Associates IV, L.L.C.	3,058,188
Littlejohn Opportunities Master Fund LP	759,212
SG Distressed Fund, LP	314,558
Littlejohn Opportunities GP LLC	1,073,770